Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is entered into as of September 30, 2026 (the “Effective Date”), by and among:

Adia Med, Inc., a Nevada corporation (“Parent”); Adia Labs LLC, a Florida limited liability company (the “Company”); and Live Oak Health LLC, d/b/a QCM Biologics, a Florida limited liability company (“Buyer”).

Parent, the Company, and Buyer are each a “Party” and together the “Parties.”

RECITALS

A.  The Company is authorized for and has issued one hundred (100) units of membership interest (each a “Unit”). Parent owns the Units being sold under this Agreement.

B.  Buyer wishes to purchase thirty (30) Units (the “Purchased Units”) at Fifty Thousand and 00/100 Dollars ($50,000.00) per Unit, for a total purchase price of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), equal to a thirty percent (30%) membership interest.

C. Buyer also wishes to receive a two-year option to purchase ten (10) additional Units at the same price of $50,000.00 per Unit. After full exercise of that option, Buyer would own forty (40) Units (40%) and Parent would own sixty (60) Units (60%).

D.  The Parties agree that, effective as of the Closing Date and from the first day Buyer purchases the Purchased Units, Buyer and Parent shall have equal voting rights in the Company, with each holding fifty percent (50%) of the voting power on all member matters, even though Parent holds seventy percent (70%) of the Units and Buyer holds thirty percent (30%) of the Units.

E. The Parties agree as follows.

ARTICLE 1 PURCHASE AND SALE

1.1 Sale of Units

On the Closing Date, Parent shall sell, assign, and transfer to Buyer, and Buyer shall purchase from Parent, thirty (30) Units of the Company (the “Purchased Units”), free and clear of all liens except the pledge securing the Note.

1.2 Price

The purchase price is $50,000.00 per Purchased Unit, totaling $1,500,000.00 (the “Purchase Price”).

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1.3 Capitalization

The Company has 100 issued Units at Closing. The Purchased Units are a 30% membership interest. Effective as of the Closing Date and from the first day Buyer purchases the Purchased Units, economic ownership and voting power shall be as follows:

Member	Units	Economic Ownership	Voting Power
Adia Med, Inc.	70	70%	50%
Live Oak Health LLC	30	30%	50%
Total	100	100%	100%

ARTICLE 2 PAYMENT

2.1 Cash

Buyer shall pay One Million and 00/100 Dollars ($1,000,000.00) by wire transfer of immediately available U.S. funds to the account Parent designates in writing. The wire must be received on or before September 30, 2026.

2.2 Note

At Closing, Buyer shall deliver a promissory note in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) payable to Parent, in the form of Exhibit B (the “Note”).

2.3 Note Terms

The Note shall provide:

•	Principal: $500,000.00.
•	Interest: seven percent (7%) per annum on unpaid principal.
•	Payments for the first twenty-four (24) months: interest only, in monthly installments of Two Thousand Nine Hundred Sixteen and 67/100 Dollars ($2,916.67).
•	First interest payment due thirty (30) days after the Closing Date.
•	Balloon: the entire unpaid principal of $500,000.00, plus accrued and unpaid interest and any other amounts owing, is due and payable in full forty-eight (48) months after the Closing Date.
•	Prepayment: permitted in whole or in part at any time without penalty.
•	Default rate: twelve percent (12%) per annum after notice and a ten (10) day cure period.
•	Late charge: five percent (5%) of any payment more than ten (10) days late.

2.4 Security

At Closing, Buyer shall pledge the Purchased Units to Parent under a pledge agreement in the form of Exhibit C. Parent’s security interest shall be a first-priority lien until the Note is paid in full.

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2.5 No Transfer Before Payment

No Purchased Units transfer until Parent has received the $1,000,000.00 wire and the signed Note, pledge, and joinder.

ARTICLE 3 OPTION FOR TEN ADDITIONAL UNITS

3.1 Grant

Parent hereby grants Buyer an option (the “Option”) to purchase ten (10) additional Units of the Company (the “Option Units”) at $50,000.00 per Unit, for a total Option exercise price of Five Hundred Thousand and 00/100 Dollars ($500,000.00) if exercised in full.

3.2 Term

The Option may be exercised at any time after Closing until 5:00 p.m. Eastern Time on the date that is two (2) years after the Closing Date (the “Option Expiration Date”). If Closing occurs on September 30, 2026, the Option Expiration Date is September 30, 2028. The Option expires automatically if not exercised by that date and time.

3.3 Exercise

Buyer may exercise the Option at any time after Closing by delivering to Parent:

(a) written notice stating that Buyer is exercising the Option in full or in part (whole Units only); and

(b)  immediately available funds equal to $50,000.00 multiplied by the number of Option Units being purchased. Partial exercise is allowed in whole Units. The Option may be exercised more than once, up to ten (10) Units in the aggregate.

3.4 Closing of Option Units

Within ten (10) business days after a valid exercise, Parent shall assign the Option Units to Buyer, and Buyer shall execute a joinder to the operating agreement. Option Units shall be subject to the same operating-agreement restrictions as the Purchased Units.

3.5 Ownership if Option Is Fully Exercised

If Buyer purchases all ten (10) Option Units and no other Units are issued or transferred:

Member	Units	Economic Ownership	Voting Power
Adia Med, Inc.	60	60%	50%
Live Oak Health LLC	40	40%	50%
Total	100	100%	100%

3.6 Transfer of the Option

The Option is personal to Buyer. Buyer may not assign the Option without Parent’s prior written consent, except to an affiliate wholly owned by Konn.

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3.7 Anti Dilution for Unit Splits Only

If the Company splits Units or recapitalizes Units without changing relative ownership, the number of Option Units and the $50,000.00 price shall be adjusted proportionally so Buyer can still acquire the same economic percentage the ten (10) Units represented at Closing. No adjustment is required for later arm’s-length issuances, except as the operating agreement already provides.

3.8 No Obligation to Sell More

Except for the Purchased Units and the Option Units, Parent is not obligated to sell Buyer any other interest in the Company.

ARTICLE 3A VOTING RIGHTS

3A.1 Equal Voting Despite Economic Ownership

The Parties agree that economic ownership follows Units, but voting power does not. Effective as of the Closing Date and from the first day Buyer purchases the Purchased Units, Parent and Buyer shall have equal voting rights in the Company.

(a)  Beginning on the Closing Date, immediately upon Buyer’s purchase of the Purchased Units, each of Parent and Buyer shall have fifty percent (50%) of the voting power of all outstanding Units on every matter submitted to the members, even though Parent may own seventy percent (70%) of the Units and Buyer thirty percent (30%).

(b)  If Buyer later purchases any or all Option Units, Parent and Buyer shall continue to have equal voting rights in the Company, with each holding fifty percent (50%) of the voting power of all outstanding Units, regardless of their respective economic ownership percentages.

3A.2 Scope

Equal voting under Section 3A.1 applies from the Closing Date and from the first day Buyer purchases the Purchased Units, and applies to all member votes, consents, and approvals under the operating agreement and Florida law, including:

•	amendment of the operating agreement;
•	issuance or repurchase of Units;
•	admission of new members;
•	sale, merger, or dissolution of the Company;
•	annual budget and material debt;
•	appointment or removal of managers;
•	related-party transactions; and
•	distributions other than tax distributions required by the operating agreement.

3A.3 Managers

Upon execution of this Agreement and the Closing, and effective from the first day Buyer purchases the Purchased Units, the Company shall have two managers: one appointed by Parent and one appointed by Buyer. Ordinary-course operations may be run by either manager within a written budget approved by both members. Matters listed in Section 3A.2 require approval of both members (or both managers, if the operating agreement so provides).

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3A.4 Deadlock

If Parent and Buyer (or their managers) are deadlocked for fifteen (15) days after written notice of the dispute:

(a) the members shall confer in good faith within ten (10) days;

(b)  if still unresolved, they shall mediate in Seminole County, Florida, with a mediator experienced in closely held companies;

(c)  if mediation fails within thirty (30) days, either member may pursue the remedies in the operating agreement, including a buy-sell, but neither member may dissolve the Company solely because of the deadlock without a court order or a written agreement.

Day-to-day clinical and manufacturing operations already in process shall continue during deadlock so long as they stay inside the last approved budget.

3A.5 Operating Agreement Controls Only if Consistent

At Closing, Parent and Buyer shall sign an amendment to the Company operating agreement that restates Article 3A and gives Buyer equal voting rights with Parent from the Closing Date and from the first day Buyer purchases the Purchased Units. If the operating agreement conflicts with Article 3A, this Article 3A controls as between Parent and Buyer until the amendment is signed.

3A.6 No Extra Economics

Equal voting does not change distributions, profit and loss allocations, or sale proceeds. Those follow Units (30/70, then 40/60 if the Option is fully exercised), except as the operating agreement already requires for tax distributions. Distributions of available cash shall be made as provided in Section 6.5.

3A.7 First Right of Refusal in Favor of Adia Labs LLC

If Parent, Buyer, or any later member receives a bona fide written offer from a third party to purchase, acquire, or otherwise receive any Units or other membership interests in the Company, and the selling member desires to accept that offer, the selling member shall first deliver written notice to Adia Labs LLC describing the offered Units, proposed price, payment terms, identity of the proposed transferee, and all other material terms of the offer.

Adia Labs LLC shall have a first right of refusal to purchase all, but not less than all, of the offered Units on the same material terms stated in the notice. The Company may exercise this right by written notice to the selling member within thirty (30) days after receiving the transfer notice.

If the Company timely exercises the right, the closing shall occur within fifteen (15) business days after the exercise notice, unless the third-party offer provides a later closing date.

If the Company does not timely exercise the right, the selling member may complete the proposed transfer to the named third party on terms no more favorable to the third party than those stated in the notice, provided that closing occurs within ninety (90) days after expiration of the Company’s exercise period and the transferee agrees in writing to be bound by the Company operating agreement and this Agreement.

Any transfer attempted without complying with this Section is void and of no effect. This Section does not apply to transfers to affiliates that are expressly permitted under this Agreement or the operating agreement, provided the transferee remains bound by this Agreement and the operating agreement.

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ARTICLE 4 CLOSING

4.1 Closing Date

Closing shall occur on the date Parent receives the $1,000,000.00 wire, but not later than September 30, 2026 (the “Closing Date”), unless the Parties agree in writing to another date.

4.2 Buyer’s Deliveries

(a) $1,000,000.00 wire;

(b) signed Note (Exhibit B);

(c) signed pledge (Exhibit C);

(d) signed joinder to the Company operating agreement;

(e) good-standing certificate and operating agreement of Buyer.

4.3 Seller’s Deliveries

(a) Unit assignment for the Purchased Units;

(b) updated Company cap table showing 100 issued Units;

(c)  amendment or written consent under the operating agreement admitting Buyer as a 30% member and confirming Buyer’s equal voting rights with Parent from the Closing Date and from the first day Buyer purchases the Purchased Units;

(d) Parent board consent authorizing this Agreement;

(e) operating-agreement amendment implementing Article 3A at Closing, which may be rewritten at any time after Closing to memorialize, restate, or further implement the terms of this Agreement, provided that any rewritten operating agreement remains consistent with this Agreement unless Parent and Buyer agree otherwise in writing.

4.4 Failure to Wire

If the $1,000,000.00 is not received by September 30, 2026, Parent may terminate this Agreement by written notice. Upon termination, no Party has further obligation except confidentiality and any accrued liability for knowing misrepresentation.

ARTICLE 5 REPRESENTATIONS

5.1 Parent and Company Representations

Parent and the Company represent that:

(a)  Parent is a Nevada corporation in good standing. The Company is a Florida limited liability company in good standing.

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(b) The Company has 100 issued Units. Parent has authority to sell the Purchased Units and to grant the Option.

(c) The Purchased Units will be transferred free of liens other than the pledge in Exhibit C.

(d) This Agreement has been authorized by Parent’s board of directors.

(e) The Company has delivered to Buyer the current operating agreement and the Company’s most recent available financial information.

(f) Nothing in this Agreement is a representation that any product is FDA-approved, that any clinical study proves safety or efficacy, or that any product will be reimbursed by insurance.

5.2 Buyer Representations

Buyer represents that:

(a) Buyer is duly formed and in good standing. Konn has authority to bind Buyer.

(b)  Buyer is acquiring the Purchased Units and the Option for investment, for its own account, and not with a view to a public distribution in violation of securities laws.

(c) Buyer can bear the economic risk of the Units and the Note.

(d) Buyer has had the opportunity to ask questions and to consult its own counsel and accountants.

(e)  The Purchased Units and Option Units are restricted membership interests and are not registered under the Securities Act of 1933.

ARTICLE 6 COVENANTS

6.1 Operating Agreement

Buyer shall be admitted as a member on the terms of the Company’s operating agreement, as amended at Closing to reflect the 30 Purchased Units, Buyer’s equal voting rights with Parent from the Closing Date and from the first day Buyer purchases the Purchased Units, and the first right of refusal in favor of Adia Labs LLC.

6.2 Public Company Disclosure

Parent may disclose this Agreement as required by the Securities Exchange Act of 1934, OTC Markets rules, and GAAP related-party rules.

6.3 Use of Cash

Parent may use the $1,000,000.00 for Company or Parent corporate purposes determined by Parent’s board.

6.4 Voting Implementation

Parent and Buyer shall take all actions reasonably required to implement Article 3A from the Closing Date and from the first day Buyer purchases the Purchased Units, including manager appointments and operating-agreement amendments.

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6.5 Quarterly Distributions and 10 Percent Reserve

The Company shall review profits and available cash after expenses at the end of each calendar quarter. After paying ordinary operating expenses, taxes then due, and any required tax distributions, the Company shall withhold ten percent (10%) of the remaining amount as a reserve. The Company shall distribute the other ninety percent (90%) to the members in proportion to their Units within thirty (30) days after quarter-end. The 10% reserve stays in the Company for working capital and other Company needs.

ARTICLE 7 DEFAULT

7.1 Note Default

Default under the Note or pledge is a default under this Agreement. After the cure period in the Note, Parent may accelerate the Note, foreclose the pledged Units, and exercise any other lawful remedy.

7.2 Other Default

If a Party materially breaches this Agreement and fails to cure within fifteen (15) days after written notice, the non-breaching Party may pursue damages and specific performance.

ARTICLE 8 MISCELLANEOUS

8.1 Entire Agreement

This Agreement, including Exhibits A–C, is the entire agreement on this subject and supersedes prior term sheets and summaries, including any Live Oak Health funding summary.

8.2 Amendments

Amendments must be in a writing signed by Parent and Buyer.

8.3 Governing Law and Venue

Florida law governs this Agreement and the Note. Venue lies in the state courts of Seminole County, Florida, or the U.S. District Court for the Middle District of Florida, except that Nevada law governs Parent’s internal corporate affairs.

8.7 No Third Party Beneficiaries

Except Parent, Company and Buyer, no third party has rights under this Agreement.

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SIGNATURES

ADIA MED, INC.

By: /s/ Larry A. Powalisz

Name: Larry A. Powalisz

Title: Chief Executive Officer

Date: September 30, 2026

Address: 1561 W. Fairbanks Avenue, Suite 205, Winter Park, FL 32789

Email:            ceo@adiamed.com

ADIA LABS LLC

By: Adia Med, Inc., Managing Member

By: /s/ Larry A. Powalisz

Name: Larry A. Powalisz

Title: Manager / CEO of Managing Member

Date: September 30, 2026

LIVE OAK HEALTH LLC d/b/a QCM Biologics

By: /s/ David Konn

Name: David Konn

Title: Sole Member / Manager

Date: September 30, 2026

Address: 101 Plaza Real S., Unit G, Boca Raton, FL 33432

Email:           DCK@QCMedicine.com

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EXHIBIT A CAP TABLE AT CLOSING

Issued Units: 100

At Closing

Member	Units	Economic Ownership	Voting Power
Adia Med, Inc.	70	70%	50%
Live Oak Health LLC	30	30%	50%
Total	100	100%	100%

If the Option Is Later Exercised in Full

Member	Units	Economic Ownership	Voting Power
Adia Med, Inc.	60	60%	50%
Live Oak Health LLC	40	40%	50%
Total	100	100%	100%

/s/ Larry A. Powalisz	/s/ David Konn

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EXHIBIT B

PROMISSORY NOTE

Principal: $500,000.00

Date: September 30, 2026

Maturity Date: September 30, 2030 (forty-eight (48) months after the Date of this Note).

1. Promise to Pay

For value received, Live Oak Health LLC, d/b/a QCM Biologics (“Maker”), promises to pay to Adia Med, Inc., a Nevada corporation (“Holder”), the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), plus interest as provided in this Note.

2. Interest

Unpaid principal bears interest at seven percent (7%) per annum, calculated on a 30/360 basis.

3. Payments of Interest Only

For the first twenty-four (24) months, Maker shall pay interest only in monthly installments of Two Thousand Nine Hundred Sixteen and 67/100 Dollars ($2,916.67). The first payment is due thirty (30) days after the Date of this Note. Later payments are due on the same day of each month.

4. Balloon

On the Maturity Date, Maker shall pay in full the entire unpaid principal of $500,000.00, plus all accrued and unpaid interest and any other amounts owing under this Note.

5. Prepayment

Maker may prepay principal in whole or in part at any time without penalty. Partial prepayment does not excuse later scheduled interest payments on the remaining principal.

6. Place of Payment

Payments shall be made in immediately available U.S. funds by wire to the account Holder designates in writing.

7. Security

This Note is secured by a first-priority pledge of thirty (30) Units of membership interest in Adia Labs LLC, each representing a one percent (1%) membership interest at Closing, under the Pledge Agreement of even date between Maker and Holder (the “Pledge”). The Pledge is a separate signed instrument.

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8. Default

Any of the following is a default:

(a) failure to pay any amount when due, if not cured within ten (10) days after written notice;

(b) failure to perform any other obligation under this Note or the Pledge, if not cured within fifteen (15) days after written notice;

(c) Maker’s bankruptcy, assignment for creditors, or the appointment of a receiver;

(d) a transfer of the pledged units in violation of the Pledge.

9. Remedies

After default and the applicable cure period, Holder may:

(a) declare the entire unpaid principal, accrued interest, and other amounts immediately due;

(b) charge interest after default at twelve percent (12%) per annum;

(c) impose a late charge of five percent (5%) of any payment more than ten (10) days late;

(d) enforce the Pledge; and

(e) use any other remedy available at law or in equity.

10. No Transfer of This Note by Maker

Maker may not transfer its obligations under this Note without Holder’s prior written consent.

11. Waivers

Maker waives presentment, demand, protest, and notice of dishonor, except notices this Note expressly requires.

12. Costs

If Holder hires counsel to collect this Note after default, Maker shall pay Holder’s reasonable attorneys’ fees and collection costs.

13. Purchase Agreement

This Note is part of the purchase price under the Membership Interest Purchase Agreement dated September 30, 2026, among Adia Med, Inc., Adia Labs LLC, and Maker (the “Purchase Agreement”). If this Note conflicts with the Purchase Agreement on payment terms, this Note controls.

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14. Governing Law and Venue

Florida law governs. Venue lies in the state courts of Seminole County, Florida, or the U.S. District Court for the Middle District of Florida.

15. Notices

Notices shall be in writing and delivered by hand, overnight courier, or email with confirmation to the addresses below, or to any later address a party gives in writing.

16. Entire Note

This Note is the entire agreement on this debt. It may be amended only by a writing signed by Maker and Holder.

17. Counterparts

This Note may be signed in counterparts, including electronic signature. Each counterpart is an original.

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MAKER LIVE OAK HEALTH LLC d/b/a QCM Biologics

By: /s/ David Konn

Name: David Konn

Title: Sole Member / Manager

Date: September 30, 2026

Address: 101 Plaza Real S., Unit G, Boca Raton, FL 33432

Email:            DCK@QCMedicine.com

HOLDER ADIA MED, INC.

By: /s/ Larry A. Powalisz

Name: Larry A. Powalisz

Title: Chief Executive Officer

Date: September 30, 2026

Address: 1561 W. Fairbanks Avenue, Suite 205, Winter Park, FL 32789

Email:            ceo@adiamed.com

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EXHIBIT C

PLEDGE AGREEMENT

This Pledge Agreement (this “Pledge”) is entered into as of September 30, 2026, by Live Oak Health LLC, d/b/a QCM Biologics (“Pledgor”), in favor of Adia Med, Inc., a Nevada corporation (“Secured Party”).

1. Debt Secured

This Pledge secures payment and performance of:

(a) the Promissory Note of even date made by Pledgor payable to Secured Party in the original principal amount of $500,000.00 (the “Note”); and

(b) all renewals and extensions of the Note (together, the “Obligations”).

2. Collateral

Pledgor pledges, assigns, and grants to Secured Party a first-priority security interest in:

(a)  thirty (30) Units of membership interest in Adia Labs LLC, each representing a one percent (1%) membership interest at Closing, for an aggregate thirty percent (30%) membership interest (the “Pledged Units”);

(b) all distributions, replacements, and proceeds of the Pledged Units; and

(c) all records evidencing the Pledged Units (collectively, the “Collateral”).

3. Perfection

Pledgor shall, on request:

(a) deliver any unit certificate for the Pledged Units, endorsed in blank or with a signed assignment;

(b) sign a unit power;

(c) consent to a notation of this Pledge on the books of Adia Labs LLC; and

(d) sign a UCC-1 financing statement covering the Pledged Units.

4. Voting and Distributions Before Default

Until an uncured default under the Note or this Pledge:

(a) Pledgor may vote the Pledged Units as the Purchase Agreement and the Adia Labs LLC operating agreement allow; and

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(b) cash distributions on the Pledged Units may be paid to Pledgor, unless Secured Party gives written notice that they be paid to Secured Party and applied to the Note.

5. Restrictions

Until the Obligations are paid in full, Pledgor shall not sell, transfer, or further encumber the Collateral without Secured Party’s prior written consent, except as the Purchase Agreement already allows.

6. Default and Remedies

If a default exists under the Note or this Pledge after the applicable cure period, Secured Party may:

(a) vote the Pledged Units;

(b) collect distributions;

(c) sell or retain the Pledged Units as the Florida Uniform Commercial Code and the operating agreement allow;

(d) apply proceeds to the Obligations; and

(e) use any other lawful remedy.

Secured Party shall give any notice the UCC requires before the sale of Collateral.

7. Release

When the Obligations are paid in full, Secured Party shall release this Pledge, return any certificates, and sign UCC terminations reasonably requested by Pledgor.

8. No Transfer by Pledgor

Pledgor may not assign this Pledge without Secured Party’s prior written consent.

9. Purchase Agreement

This Pledge is given in connection with the Membership Interest Purchase Agreement dated September 30, 2026, among Adia Med, Inc., Adia Labs LLC, and Pledgor (the “Purchase Agreement”). If this Pledge conflicts with the Purchase Agreement on the lien, this Pledge controls.

10. Governing Law and Venue

Florida law governs. Venue lies in the state courts of Seminole County, Florida, or the U.S. District Court for the Middle District of Florida.

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11. Notices

Notices shall be in writing and delivered by hand, overnight courier, or email with confirmation to the addresses below, or to any later address a party gives in writing.

12. Entire Pledge

This Pledge is the entire agreement on the lien. It may be amended only by a writing signed by Pledgor and Secured Party.

13. Counterparts

This Pledge may be signed in counterparts, including electronic signature. Each counterpart is an original.

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LEDGOR LIVE OAK HEALTH LLC d/b/a QCM Biologics

By: /s/ David Konn

Name: David Konn

Title: Sole Member / Manager

Date: September 30, 2026

Address: 101 Plaza Real S., Unit G, Boca Raton, FL 33432

Email:            DCK@QCMedicine.com

SECURED PARTY ADIA MED, INC.

By: /s/ Larry A. Powalisz

Name: Larry A. Powalisz

Title: Chief Executive Officer

Date: September 30, 2026

Address: 1561 W. Fairbanks Avenue, Suite 205, Winter Park, FL 32789

Email:            ceo@adiamed.com

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